Exhibit 10.21.3


                                    AMENDMENT
                                     TO THE
                                ALBERTSON'S, INC.
               NON-EMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN


     This Amendment is made by Albertson's, Inc., a Delaware corporation (the "Corporation").

                                    RECITALS

     Whereas, the Corporation established the Albertson's Inc. Non-Employee Directors' Deferred Compensation Plan effective January 1, 1990 ("Plan");

     Whereas, the Corporation, pursuant to Section 10.1 of the Plan, retained the right to amend the Plan; Section 10.1 provides that the Plan may be amended by the Non-Employee Directors' Deferred Compensation Committee appointed by the Board of Directors of Albertson's, Inc.; and the Committee has been granted the authority to amend the Plan by the Non-Employee Directors' Deferred Compensation Committee so long as such amendments do not materially alter benefits; and

     Whereas, the Committee has determined that it is advisable to amend the Plan in the manner hereinafter set forth and that such amendments do not materially alter benefits.

                                    AMENDMENT

     Now therefore be it resolved that the Plan is amended, as of May 1, 2001, in the following respects:

1. The last sentence of Section 6.4 (a) of the Plan shall be amended and a new sentence shall be added to the end thereof to read as follows:

     The Participant may modify the form of the distribution of all or part of the Participant's Account, provided that such modification is made on a validly executed and timely filed Deferral Agreement at least twelve (12) months prior to the date on which the modification is to be effective. Notwithstanding the foregoing, distribution of the Participant's entire Account must be completed no later than the fifteenth year in which distributions commence.

2.   Section 7.1 shall be amended to read as follows:

     The Participant may, at any time, designate a Beneficiary or Beneficiaries to receive the benefits payable in the event of his or her death and may designate a successor Beneficiary or Beneficiaries to receive any benefits payable in the event of the death of any other Beneficiary. Each Beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form prescribed by the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. If no Beneficiary shall be designated by the Participant, or if the designated Beneficiary or Beneficiaries shall not survive the Participant, payment of the Participant's Account shall be made to the Participant's estate in a single lump sum payment. Notwithstanding any provision of this Plan to the contrary, any Beneficiary designation may be changed by a Participant by the written filing of such change on a form prescribed by the Committee.

     IN WITNESS WHEREOF, Albertson's, Inc. has caused this instrument to be executed by its officer, duly authorized by its Board of Directors, this 25 day of May, 2001.

                                  ALBERTSON'S, INC.

                                      By: /s/ Thomas R. Saldin
                                          ----------------------------------
                                          Thomas R. Saldin
                                          Executive Vice President
                                          Administration and General Counsel






























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